UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 11, 2007

                               PURE BIOFUELS CORP.
                               -------------------
             (Exact name of registrant as specified in its charter)


             NEVADA                    000-50903                47-0930829
  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)

      9440 LITTLE SANTA MONICA BLVD., SUITE 401                  90210
                  BEVERLY HILLS, CA
       (Address of Principal Executive Offices)               (Zip Code)

                                 1-310-402-5916
              (Registrant's telephone number, including area code)

                                       N/A
             (Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 11, 2007, we entered into a binding letter of intent, or the LOI, with Interpacific Oil SAC, a Peruvian corporation, or Interpacific, and its shareholders, Luis Goyzueta, Alberto Pinto and Patrick Orlando, which provides for the acquisition by us of either all the assets or all the capital stock of Interpacific for an aggregate consideration of (1) $6.3 million, payable $0.7 million in cash and, a number of shares of the common stock of our company equal to $5.6 million (subject to reduction as described below) divided by the per share purchase price of our common stock used in the first equity or debt financing following the execution of the LOI or if no such financing occurs within 90 days after the closing of the acquisition, then the lowest closing market price of our common stock between the execution of the definitive agreement and 90 days after the closing of the definitive agreement and (2) a five year warrant to purchase 2,925,000 shares of our common stock, at an exercise price equal to the closing bid price of our common stock on the trading day immediately preceding the date of the closing of the acquisition between the parties. Mr. Goyzueta, our CEO and director, holds the shares in Interpacific for his father and Mr. Pinto is our COO and one of our directors. The issuance of our shares and warrants is exempt from registration pursuant to Regulation S of the Securities Act of 1933.

None of the purchase price shall be payable as of the date of the closing of the acquisition, but we shall be required to pay the $700,000 cash consideration and $1,300,000 of the stock consideration for the acquisition 90 days after the closing of the acquisition. The remainder of the stock consideration and the warrant consideration shall be contingent upon a review by Moore Stephens Wurth Frazer and Torbet, LLP or agreed upon accounting firm (the cost of which shall be borne by us) of the operations of the assets for the 90-day period beginning on the closing date of the acquisition confirming that the revenue in accordance with U.S. GAAP for such 90-day period exceeded $3,900,000. If the revenue is less than $3,900,000, then the additional stock consideration and warrant consideration shall each be proportionately reduced on a percentage basis rounded off to the nearest whole percentage for each $1.00 in which the revenue is less than $3,900,000.

Except as expressly provided in the definitive agreement we shall not assume any liabilities of Interpacific. In addition, the parties agreed that if we fail to have our planned biodiesel plant operational within one year after the closing of the acquisition, then the parties will unwind the acquisition and we will return the assets to Interpacific and Interpacific will return all of the consideration received from our company other than (a) the cash consideration of $700,000 and (b) an amount equal to the gross profit of the assets for the 12 month period commencing on the closing date, less an assumed $350,000 of overhead, or the Return Consideration, but only to the extent the Return Consideration exceeds $700,000. Any amount of Return Consideration greater than $700,000 shall be payable in that number of shares of common stock of our company with an aggregate value equal to the remaining Return Consideration due to Interpacific.

The LOI contains customary conditions, including without limitation the obligation of our company to consummate the acquisition contingent upon an appraisal of the assets by a nationally recognized valuation or accounting firm with a branch office in Peru resulting in a report (the cost of which shall be borne by us) that demonstrates that the liquidation value of the assets is equal to at least $2.7 million and the cost basis of the assets is equal to at least $1.5 million.

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The parties  agreed to comply with all Peruvian  laws  applicable  to the assets and/or the merger process, including the registration of this process in the Peruvian Public Registry, as a condition to the closing of the acquisition.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED OF EQUITY SECURITIES.

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 3.02.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02(b) AND (c) - DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF
             DIRECTORS;    APPOINTMENT   OF   CERTAIN   OFFICERS;   COMPENSATORY
             ARRANGEMENTS OF CERTAIN OFFICERS.

Effective May 11, 2007, Luis Goyzueta was terminated as President of our company. Mr. Goyzueta will continue in his role as Chief Executive Officer and Director of our company.

Also on May 11, 2007, the Board of Directors appointed Steven Magami as our President. Mr. Magami has served as our Chief Strategy Officer and Director since February 2006. Mr. Magami has been a Managing Director and Partner of ARC Investment Partners since January 2006. Prior to this, from 2000 to 2006, Mr. Magami was a Principal of Lovell Minnick Partners, a private equity firm managing $350 million of assets. Mr. Magami has led a career as a private equity investor and operations executive, with a focus on the alternative energy and financial services industries. Mr. Magami's experience in the biodiesel industry is extensive having both covered the industry as a private equity investor and served as an operating executive of a leading U.S. biodiesel player, where he headed business and corporate development.


Pursuant to an oral agreement with us, Mr. Magami will receive an annual base consultant fee of $100,000 and is eligible for a bonus, to be determined by our Board of Directors. The consultant agreement will have a one year term, renewable each year. Mr. Magami will also be granted a stock option grant, the terms of which will be disclosed when they are agreed upon.

On February 6, 2007, our company, Luis Goyzueta, and certain shareholders (Mr. Goyzueta and certain shareholders, collectively, the "Transferring Shareholders") entered into an agreement with ARC Investment Partners, or ARC, Tapirdo Enterprises, LLC, or Tapirdo, and SGM Capital, LLC, or SGM pursuant to which the Transferring Shareholders will transfer (1) 3,000,000 shares of our company's common stock to ARC, (2) 2,000,000 shares of our company's common stock to Tapirdo, an affiliate of Adam Roseman, and (3) 1,000,000 shares of our company's common stock to SGM, an affiliate of Mr. Magami, upon the completion by our company of a financing of no less than $7.5 million by June 30, 2007. If our company is unsuccessful, the shares will revert back to the ownership of the Transferring Shareholders. Mr. Magami is a Managing Member of SGM. On April 19, 2007, we closed a $3.0 million financing entitling ARC, Tapirdo and SGM to their respective portions of 40% of such 6,000,000 shares of our common stock.

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SECTION 8 - OTHER EVENTS.

ITEM 8.01 OTHER EVENTS.

We began construction on our planned 52.5 million gallon biodiesel production plant at a site near the Callao Port in Lima, Peru. If we are able to obtain necessary financing, we believe that the plant could begin operation during the first quarter of 2008.

We have not yet entered into any term sheet, letter of intent or other agreement for a financing through a contemplated private placement of between $15 million and $25 million of equity or debt securities. We cannot confirm when a transaction will be completed, if at all. Failure to obtain this necessary financing will have a material adverse effect on our ability to complete construction of the plant and begin production.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless registered under the Securities Act or an applicable exemption from registration is available. This report does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Notice Regarding Forward-Looking Statements

This report  contains  "forward-looking  statements," as that term is defined in
Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this report which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward-looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable
expression  of  what  will  actually  occur  or  result.  Such   forward-looking
statements include, among others, the expectation and/or claim, as applicable, that the Callao Port refinery is scheduled to commence production during the first quarter of 2008.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (i) our ability to raise the necessary capital to complete construction of the biodiesel refinery; (ii) our ability to obtain any necessary government, regulatory or other permits or approvals; (iii) our ability to operate effectively in a highly competitive industry with many participants; (iv) our ability to keep pace with technological advances and correctly identify and invest in the technologies that become commercially accepted; (v) our ability to protect its intellectual property rights and exposure to infringement claims by others; (vi) our ability to operate the biodiesel refinery, if and when construction is completed, efficiently, without work stoppages, labor disputes, equipment/mechanical break-downs, political, economic and social unrest and in compliance with new governmental regulations; (vii) our ability to comply with environmental, health and safety laws; and (viii) our ability to negotiate binding agreements for the sale of biodiesel, if and when production commences. These forward-looking statements are made as of the date of this report and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking

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statements.  Although  we believe  that the  beliefs,  plans,  expectations  and intentions contained in this report are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in our periodic reports filed from time
to  time  with  the  Securities   and  Exchange   Commission  and  available  at
www.sec.gov.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PURE BIOFUELS CORP.

Date:  May 16, 2007      By: /s/ Luis Goyzueta
                            --------------------------
                            Luis Goyzueta, CEO